                                                                   EXHIBIT 10.10


                     Lease Agreement Between The Registrant
                    And Edgar Mulzer Dated February 13, 1987

                                 LEASE AGREEMENT

 THIS LEASE AGREEMENT is made and entered into effective as of the 13th day of February, 1987 (alternatively referred to as the "Commencement Date" or the "Effective Date"), at Dale, Indiana, by and between Edgar Mulzer, an individual residing, in Tell City, Indiana (hereinafter referred to as "Lessor") and THERMWOOD CORPORATION, an Indiana corporation having its principal place of business in Dale, Spencer County, Indiana, (hereinafter referred to as "lessee").

For and in consideration of the rents, covenants, and agreements hereinafter set forth and agreed to be kept and performed by Lessee, its successors and assigns, Lessor does hereby agree to deliver and lease to Lessee that certain industrial plant and surrounding rounds and parking area (hereinafter referred to as the "Premises") located upon land owned by Lessor in Spencer County, Indiana, a legal description of which is attached hereto as Exhibit A and incorporated herein by reference (such land and the aforementioned improvements thereon being hereinafter collectively referred to as the "Property").

TO HAVE AND TO HOLD unto Lessee for a term of twenty (20) years, commencing on the Effective Date hereof, upon the mutual promises, terms, and conditions hereinbelow set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee do hereby agree as follows:

     1. BASE RENT: Lessee promises, covenants, and agrees to pay Lessor as rent for the lease term hereinbelow specified Four Million, Six Hundred Forty Four Thousand, Eight Hundred Forty Seven and 20/100 Dollars ($4,644,847.20), which aggregate rent will be paid Lessor in Two Hundred Forty (240) equal monthly installments of Nineteen Thousand, Three Hundred Fifty Three and 53/100 Dollars ($19,353.53), due on or before the first day of each lease period. The term of this Lease Agreement will commence on the Effective Date and terminate automatically on the preceding calendar day-in February 2007. Lessor represents, covenants, and warrants that it is the owner in fee simple absolute of the Property and that Lessee, upon paying the rent herein reserved and upon performing all of the material terms and conditions of this Lease Agreement, will at all times during the term herein demised peacefully and quietly have, hold, and enjoy the Property.

2. NET LEASE: This Lease is (deemed and construed to be a "true net lease" and, except as otherwise herein expressly provided, Lessee will pay all rents due hereunder free from any charges, assessments, impositions, expenses or deductions of any kind or nature whatsoever connected with the Property, all of which Lessee covenants to pay on or before the due date thereof. Nothing contained herein will be construed to require profits taxes of Lessor, or any surtax imposed upon Lessor, or its predecessors or successors in title, or any legal representative, successor or assign thereof, or any of them. Lessee will not have any obligation to pay any interest or amortization upon any mortgage or mortgages secured by the Premises or the Property.

 3. TAXES: Except as hereinabove expressly provided, Lessee hereby covenants and agrees to pay, as additional rent, all taxes, assessments, and other charges or levies of any kind, nature or name whatsoever, imposed upon or charges against the Property or the Premises, including any and all taxes or assessments due for any period commencing on or after the Effective Date but not extending beyond the term of this Lease Agreement. Lessee agrees to pay all such taxes and assessments at least seven (7) days prior to the time that such payment would be delinquent. Lessee further covenants and agrees that upon Lessor's written request therefor, Lessee will deliver to Lessor receipts reflecting Lessee's payment of any and all such taxes, assessments or charges within a reasonable period after each such payment is made. Lessee will have the right and privilege, in its own name or the name of Lessor, to contest, or apply or sue for a change in, the amount of any such taxes, assessments, or charges; provided, however, that Lessee will first either pay, under protest, such amount or satisfactorily assure Lessor, by bond, security or otherwise, that in the event Lessee is unsuccessful in pursuing such contest, application or suit to reduce taxes, such taxes will be paid by Lessee.

               4. INSURANCE: For and during the term of this Lease
Agreement, Lessee, at its sole cost and expense, will provide and keep in effect such public liability insurance as will fully protect Lessor and lessee against any and all liability for property damage, personal injury or death occurring on or pertaining in any way to the Premises or the Property. Such liability insurance coverage will be in amounts equal to or exceeding Three Hundred Thousand and 00/100 Dollars ($300,000.00) per claimant, Five Hundred Thousand and 00/100
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Dollars ($500,000.00) per occurrence, and Fifty Thousand and 00/100 Dollars
($50,000.00) in property damage. In addition, Lessee will provide fire and extended coverage insurance upon the Premises, insuring same against loss or damage by fire, wind, or any other natural or other cause (the risk of the occurrence of which is commonly insurable) included within the term of "extended coverage" and additional extended coverage" as may now or hereafter during the term of this Lease Agreement be available, in an amount at least equal to eighty per cent (80%) of the full insurable value of the Premises; provided, however, that in no event will the amount of such insurance be less than One Million, Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00). All such policies of insurance hereinabove required will be carried by solvent insurance companies authorized and licensed to do business in the State of Indiana; reasonably approved by Lessor; and will insure the respective interest of Lessor and Lessee, as such interests are reflected in this Lease Agreement and a Land Contract of even date herewith entered into by and between Lessor and Lessee. Any and all such policies will provide that loss, if any payable thereunder, will be payable to Lessor or Lessee, as their interests may therein appear, and such policies of insurance will be held and retained by Lessee and the coverage provided thereunder will be certified by Lessee to Lessor.

     5. FIRE AND OTHER CASUALTY: Lessee will assume all Risk of fire and any and all other casualty or damage of any kind or nature to the Premises. If the Premises or any portion thereof are damaged or destroyed by fire or other casualty Lessee will, with all deliberate speed and reasonable diligence, replace, repair or restore, as the case may be, the Premises to substantially the same condition prior to the occurrence of such casualty. All proceeds of said insurance, if and when received by the parties, will be first used to restore the Premises to its preexisting condition prior to the occurrence of the damage. In the event of any such damage or destruction Lessee's obligation to pay rent hereunder will abate until the Premises are fully restored. Such rent abatement will be determined on a per diem and net rentable square footage basis, respectively, by the extent to which, in Lessee's reasonable judgment, the Premises are not suitable for Lessee's use, and Lessee will be entitled to receive a pro rata refund of any advance rent already paid or reduction in rent due, as the case may be, for the appropriate period.

 6. ACCEPTANCE OF PREMISES: Lessee's acceptance of Lessor's
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delivery of possession of the Premises on the Commencement Date constitutes (a)
Lessee's waiver of its right to examine the Premises, and (b) Lessee's acceptance of the Premises in its then existing condition.

              7. ASSIGNMENT AND SUBLEASING: Lessee may not assign, sublet, mortgage, pledge or otherwise encumber this Lease, or voluntarily assign, transfer or sublet this Lease to a new Lessee by merger, stock transfer or otherwise, without the written consent thereto of Lessor, which written consent will not be unreasonable withheld. Lessee further agrees that should Lessee sublet any part of the Premises or assign this Lease Agreement with Lessor's written consent thereto, such assignment or subletting will not, without Lessor's express written consent thereto, release Lessee from fulfilling the terms and obligations of this Lease Agreement, in which case Lessee will remain fully responsible and obligated under the terms and provisions of this Lease Agreement and will remain and be fully responsible to Lessor for the conduct and activities of any assignee or subtenant of Lessee, all as in accordance with the terms and conditions of any written agreement of sublease or assignment to which Lessor has consented in writing, unless otherwise therein specified.

             8. UTILITIES: Lessee agrees to pay for all heat, water, gas, electricity, telephone and any and all other utility and service charges incurred or used by Lessee upon or with respect to the Premises.

           9. MAINTENANCE: Lessee, at its sole cost and expense, will, during the term of this Lease Agreement, put and keep the Premises in good order and condition. Lessor will have no further obligation of any kind or nature for maintaining the Premises or any part thereof, including any obligation to detect and cure any latent or patent defect or pre-existing condition, the risk of which is expressly assumed by Lessee. Lessee will not suffer any waste or damage to or upon the Premises or any part thereof and will neither use or occupy nor permit the use of occupancy of-the Premises or any part thereof for any illegal or unlawful purpose or in any hazardous manner. Lessee will at all times and at its own expense keep the sidewalks, curbs, and areas in front of and adjacent to the Premises in good condition and repair, and clean from rubbish, ice, and snow, and will not encumber or obstruct same or allow same to be encumbered or obstructed in any way or manner. Lessee will not injure or disfigure the Premises or permit the Premises to be injured or disfigured in any way. In addition to the foregoing maintenance obligations, Lessee will assume and pay any and all assessments
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for streets, sidewalks, curbs, gutters, and sewers levied and assessed by any governmental body against the Premises to the extend same relate to the term of this Lease Agreement.

         10. PAYMENT OF LESSEE'S OBLIGATIONS: If Lessee defaults in making any payment required by this Lease Agreement, or in the performance of any term, covenant or condition hereof imposes upon Lessee which involves Lessee's expenditure of money, Lessor, at his own option and election, may, but is not obligated to, (i) make such payment, or (ii) acting on behalf of Lessee, expend such money as may be necessary to substitute Lessee's performance and fulfill Lessee's obligations in such instance. Any and all sums so expended by Lessor, with interest thereon at the rate of eight percent (8%) per annum from the date of such expenditure, will be deemed additional rent, in addition the basic rent hereinabove specified in Paragraph 1 of this Lease Agreement, and will be repaid by Lessee upon Lessor's demand. No such payment or expenditure by Lessor will be deemed a waiver of Lessee's default, and will not affect any other remedy of Lessor by reason of such default.

         11. TRADE FIXTURES: Lessor agrees that Lessee may install any and all fixtures and equipment within and upon the Premises which Lessee in its sole discretion deems necessary or appropriate for the conduct and operation of Lessee's exclusive personal property and may be removed by Lessee at any time on or before the termination of this Lease Agreement; provided; however, that if the removal of such trade fixtures causes any damage to the Premises or to the freehold interest of Lessor, Lessee will be obligated to either repair any such damage and restore the Premises to the same condition prior to the installation of such trade fixtures, or to reasonably compensate Lessor for any such damage.

12. NO LIENS: Lessee covenants and agrees to promptly pay the just claims and demands for services performed and for any materials furnished and used in the construction or alteration of improvements upon said real estate or in the construction of additions, or the making of improvements and repairs thereto, made at the request or upon the direction of, or on behalf of, Lessee (hereinafter "Lessee's work"). Lessee covenants and agrees to indemnify, protect, and hold harmless Lessor from any and all claims or demands in respect of any liens upon the Property, and any and all claims or demands upon the Premises, arising out of or in connection with Lessee's work, including claims in connection with personal injuries of or property damage to third persons.

13. PUBLIC LIABILITY: Lessor will not be liable to Lessee or any other person, including the guests, customers, agents or employees of Lessee, for any damage to their person or property from any defect known or unknown in the construction, condition, or maintenance of the Premises. Lessee further agrees that it will protect and hold harmless Lessor from any and all claims for personal injury or property damage by reason of the use, occupancy, and maintenance of the Premises, including any and all public liability to Lessee's guests, customers, agents or employees.

14. INSPECTION OF PREMISES: Lessee hereby agrees that Lessor may enter upon the Premises at all reasonable times for the purpose of inspecting same and, upon Lessee's failure to properly maintain the Premises, to make such repairs as may be necessary in Lessor's discretion.

15. LESSOR'S LIEN: All sums of money, including any and all payments of rent due and payable by virtue of the terms hereof, will be paid without relief from valuation or appraisement laws, with nine and one-half per cent (9-1/2%) interest from maturity, plus reasonable attorneys' fees; provided, however, that Lessor will have a lien upon the Premises and upon any and all structures and/or improvements errected or installed on the on the Property following the Effective Date, for the payment in full of all rent due under this Lease Agreement and for the full performance of all terms and conditions thereof.

   16. CONDEMNATION: In the event the Property is, in whole or substantial part including the Premises, acquired by, or in lieu of the exercise of, eminent domain for any public or quasipublic use or purpose, or if as a result of such a taking the Property is so substantially reduced in size or usefulness to Lessee as to render the Premises, in Lessee's reasonable judgment, to be no longer tenantable by Lessee for the uses and purposes for which Lessee has entered into this Lease Agreement, this Lease Agreement will, at Lessee's sole option, discretion, and election, terminate as of the date on which the acquirer or condemnor will be entitled to take possession of all or such portion of the Property. If less that the whole of the Property will be so acquired and the remainder of the Premises is, in Lessee's sole discretion, tenantable for Lessee's uses and purposes, this Lease Agreement will remain in force, provided that the base rent hereinabove specified will be reduced proportionately to reflect the diminished remaining value of the portion of the Premises not acquired or condemned. Any award for the value of that portion of the Property so acquired, including the value of any trade fixtures taken and the value of the leasehold interest, will belong to Lessor. In either event hereinabove provided for, Lessee will have the right to awards from or claims against the condemnor for the taking of any of Lessee's property, including the unamortized value or other ownership interest in any leasehold improvements made or trade fixtures installed by Lessee, Lessee's moving expenses, and appropriate compensation for interruption of Lessee's business.

    17. INSOLVENCY: It is hereby expressly agreed that in the event Lessee, its assignees, or sublessees, become insolvent, or make any assignment for the benefit of its creditors, or in the event that a suit is filed against Lessee (or such person, firm or corporation taking from Lessee) seeking the appointment of a receiver or trustee of a court of bankruptcy, or a state or a federal court is appointed to take charge of Lessee's business and property, then, and in any of these events, the term of this Lease Agreement will, at Lessor's option, cease and terminate, and Lessor will thereupon be entitled to immediate possession of the Premises and the Property.

    18. DEFAULT: In the event that (i) Lessee fails to pay any installment of rent within sixty (60) days from the time said installment of rent is due, or that (ii) Lessee continues for thirty (30) days after the date on which written notice thereof mailed to Lessee in accordance with the notice provisions of this Lease Agreement, to violate any of the other terms, conditions or covenants herein contained, then Lessor, upon five (5) days written notice delivered to Lessee, will have the right to enter and repossess the Premises and the Property, and dispossess Lessee therefrom, including Lessee's employees, quests, agents, and invitees, and remove any and all personal property therefrom and store same without liability for safekeeping. In the event of such reentry and repossession by Lessor, Lessee hereby waives any other notice prescribed by law or otherwise required to vacate the Premises, and thereupon Lessor will be relieved of any liability under this Lease Agreement and will have the right to re-lease or re-rent the premises to Lessor's best advantage. The rentals by Lessor from any re-letting of the Premises will first be applied to any and all expenses incurred by or on behalf of Landlord in securing possession of, and making such incidental or necessary repairs or alterations to, the Premises or any other ordinary expenses or commissions incurred in connection with such reletting. The balance of any remaining rent will then be applied to any and all amounts then due from Lessee under this Lease Agreement.

Lessee will be liable to Lessor for any unpaid balance or deficiency remaining due Lessor under the terms of this Lease Agreement.

   19. SUBSEQUENT IMPROVEMENTS: No improvements, structural changes or alterations to, or remodeling of, the Premises will be made by Lessee without first receiving Lessor's written consent thereto, which consent will not be unreasonably withheld.

   20. CARE OF PREMISES: Lessee agrees (a) to use and occupy the Premises in a proper and careful manner, (b) to neither commit nor permit the commission of waste thereon, and (c) to at all times hereunder keep the Premises free from all rubbish and debris.

   21. SHORT-FORM LEASE: Lessor and Lessee agree to execute and deliver for recordation in Spencer County, Indiana, such shortform lease as may be appropriate under the laws of the State of Indiana to reflect the terms of this Lease Agreement.

   22. NOTICES: All notices hereunder will be sent or delivered (i) to Lessor, at 401 Tenth Street, Tell City, Indiana, which is also Lessor's address for the receipt and payment of all rent due hereunder; and (ii) to Lessee c/o Kenneth J. Susnjara, President, at the Premises, located on Buffaloville Road, Dale, Indiana, and to Lessee's General Counsel, Peter N. Lalos, Esquires, at Lalos, Keegan & Kaye, 900 17th Street, N.W., Suite 900, Washington, D.C. 20006. Any notice required by or in accordance with this Lease Agreement will be deemed duly given to the party entitled thereto if handdelivered to such party or sent by certified mail, return receipt requested, to the address indicated above for such party. Any such address may be changed at any time by notice to the other party in accordance with the notice provisions set forth herein.

   23. NON-WAIVER: Lessor will not be considered to have waived any of its rights, covenants or conditions under this Lease Agreement unless evidenced by Lessor's written waiver; provided,.however, that Lessor's failure to terminate this Lease Agreement, or. to demand re-possession of the Premises and Lessee's removal therefrom by reason of any breach or default by Lessee, will not be deemed a waiver of, or act as an estoppel against, Lessor's right to terminate this Lease Agreement or to demand to secure possession by reason of any further, future or continuing breach or default by Lessee which remains uncured.

   24. LITIGATION: Lessee agrees and covenants that in case

Lessor will, without fault, be made party to any litigation commenced by or against Lessee (other than any litigation commenced by Lessee against Lessor in connection with the enforcement of this Lease Agreement or the Land Contract), Lessee will pay all costs and reasonable attorneys' fees incurred by or imposes upon Lessor by or in connection with such litigation. The foregoing notwithstanding, Lessee further agrees to pay all costs and reasonable attorneys' fees which may be incurred or paid by Lessor in successfully enforcing any of the covenants, terms or conditions of this Lease Agreement, which costs and attorneys' fees when paid by Lessor will become additional rent due on the next day rent is due and payable after such payment or payments, together with interest at nine and one-half per cent (91/2%) per annum from the day of payment and will be collected as other rent specifically herein reserved; provided, however, that in the event that Lessor is unsuccessful in such efforts to enforce any covenant, term or condition of this Lease Agreement, Lessor will reimburse Lessee for Lessee's costs and attorneys' fees reasonable incurred in the defense of such action.

   25. ASSIGNMENT OF RENTAL PAYMENTS: Lessor reserves the right to make assignment of the rental payments due hereunder at any and all times during the term of this Lease and Lessee hereby agrees, upon receipt of written notice of any and all such assignments, to make the monthly rental payments provided for herein to Lessor's designee.

   26. ASSIGNMENT OF BUILDING WARRANTIES: Lessor acknowledges that Lessee is the rightful assignee and holder of all building warranties in connection with the Premises, and that Lessee is entitled to pursue any and all causes of action in connection therewith. Lessor further agrees to assist Lessee in the enforcement, at Lessee's sole expense, of such building warranties.

   27. PARTIES BOUND: All references to the parties to this Lease Agreement, and all covenants, terms, conditions, and agreements of the parties to this Lease Agreement, are deemed and construed to apply to and be binding upon the parties themselves, and their respective successors and assigns, except as is herein expressly stated to the contrary, as if each and every one were, in each case, fully named herein.

   28. RENTAL INSURANCE: During the full term of this Lease
Agreement Lessee, at its sole cost and expense, and for the mutual benefit of Lessor and Lessee, will carry and maintain rent insurance protecting Lessee against loss of rent or rental value due to fire, including extended coverage endorsement, in an amount equal to the annual rent for the Premises plus the estimated amount of real estate taxes payable by Lessee. Such policy or policies will provide by endorsement that any loss will be payable to Lessor and Lessee as their respective interests may appear.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and executed this Lease Agreement in duplicate, each of which will be deemed to be an original, as of the Effective Date.

                                           LESSEE:
Attest:                                    THERMWOOD CORPORATION,
                                           an Indiana Corporation


/s/ Peter N. Lalos                         /s/ Kenneth J. Susnjara
-------------------------                  ------------------------------
Peter N. Lalos, Secretary                  Kenneth J. Susnjara, President

                                           LESSOR:

/s/ Paul A. Knust                          /s/ Edgar Mulzer
-------------------------                  ------------------------------
                                           Edgar Mulzer

        STATE OF INDIANA
                                      ) SS:
        COUNTY OF SPENCER

         Before me, the undersigned, a Notary Public in and for said County and State, came Edgar Mulzer, an individual residing in Tell City, Indiana, who acknowledged the execution of the foregoing LEASE AGREEMENT as his free and voluntary act for the uses and purposes therein set forth.

WITNESS my hand and Notarial Seal this 13TH day of February, 1987

      /s/ Edna Albin
      --------------
      Notary Public

My Commission Expires:
March 15, 1988

STATE OF INDIANA )
                                      ) SS:
COUNTY OF SPENCER

Before me, the undersigned, a Notary Public in and for said County and State, came THERMWOOD CORPORATION, an Indiana corporation, by KENNETH J. SUSNJARA, its President, and by PETER

N. LALOS, its Secretary, respectively, for and on behalf of said Corporation, which acknowledged the execution of the foregoing LEASE AGREEMENT and the affixing hereto of the corporate seal of said Corporation, for the uses and purposes therein set forth. WITNESS my hand and Notarial Seal this 13th day of February, 1987.

/s/ Edna Albin
---------------
Notary Public


My Commission Expires:
March 15, 1988




EXHIBIT A

The following described real estate located in Spencer County, in the State of Indiana, to-wit:

                  A part of the Southeast Quarter of the Northwest Quarter of
Section 20, Township 4 South, Range 5 West, Spencer Country, Indiana, described as follows: Beginning at a corner stone at the Southwest corner of said quarter-quarter section; thence North 0 degrees 10 minutes East 659.0 feet to an iron pin; thence South 88 degrees 30 minutes East 677.7 feet along an existing fence line to an iron pine in the center of the DaleBuffaloville Road; thence South 1 degree 30 minutes East 390.0 feet along the center of said road to an iron pin; thence South 16 degrees 35 minutes East 262.8 feet along the center of said road to an iron pin on the South line of said quarter-quarter section; thence North 90 degrees 00 minutes West 764.0 feet along the South line of said quarter-quarter section to the point of beginning and containing 10.45 Acres, more or less.

The above tract is subject to county road right-of-way along the East side thereof.

Plus, the following described real estate located in Spencer County, in the State of Indiana, to-wit:

         A part of the northeast quarter of the southwest quarter of Section 20, Township 4 south, Range 5 west, Spencer County, Indiana, described as follows:

         Beginning at a corner stone at the northwest corner of said quarter quarter section; thence north 90 degrees 00 minutes ease

422.09 feet to an iron pipe; thence south 0 degrees 17 minutes west 516.00 feet to the west line of said quarter quarter section; thence north along said west line of the quarter quarter section 516 feet to the point of beginning, containing 5.00 acres, more or less. Subject to all easements and right-of-way.